Exhibit 13.1

CALIBER

PLEASE JOIN US
WHILE WE CELEBRATE CALIBER'S FIRST

PUBLIC INVESTMENT OFFERING

AT OUR PRE-LAUNCH PARTY

NOW ACCEPTING REG A+ RESERVATIONS

LOCATED AT

Nook Kitchen

DOWNTOWN
15 E MONROE ST, PHOENIX, AZ 85004

FEBRUARY 5, 2020 | 5-9PM

DRINKS &
APPETIZERS PROVIDED

CLICK HERE TO RSVP

CALIBER'S FIRST PUBLIC INVESTMENT

OFFERING PRE-LAUNCH PARTY

PRIVATE EVENT

FEBRUARY 5, 2020

Please join us while we celebrate

Caliber's first public investment offering!

After 10 years of business and six consecutive years on the INC 5000 list, Caliber is officially launching a "Test the Waters" campaign for their online public offering!

Come mingle with our leadership team, key investors and industry professionals as we celebrate this Scottsdale based business in the heart of Arizona.

This Reg A+ public offering allows the general public (not just accredited investors) to invest in private companies. View our offering circular here.

Through access to more investors, this public investment offering will give Caliber additional resources needed to grow and fulfill its goal of becoming the leading real estate investor in the Southwest.

Nook Kitchen Downtown

15 E Monroe St, Phoenix, AZ 85004

5:00 PM - 9:00 PM

Drinks and Appetizers Provided

With a special announcement by Caliber Co-Founders

Chris Loeffler	Jennifer Schrader
Caliber	Caliber

CEO & Co-Founder	President & Co-Founder

Please RSVP by using the link below or to 480.295.7600.

CLICK HERE TO RSVP

Caliber is Testing the Waters to gauge market demand from potential investors for an offering under Tier II of Regulation A. No money or other consideration is being solicited, and if sent in response, it will not be accepted. No sales of securities will be made or commitment to purchase accepted until qualification of the offering statement by the Securities and Exchange Commission (The Commission) and approval of any other required government or regulatory agency. An indication of interest made by a prospective investor is non-binding and involves no obligation or commitment of any kind. No offer to buy securities can be accepted and no part of the purchase price can be received without an offering statement that has been qualified by The Commission.

URL: https://www.CaliberIPO.com

Disclaimer included in screen captures: Caliber has not registered or qualified a Regulation A offering with the Securities and Exchange Commission (“SEC”). Prior to doing so, Caliber is testing the waters to solicit potential investor interest. We are not accepting money or any binding commitments at this time. No sales of these securities will be made or subscriptions accepted until qualification of the offering statement by the SEC. Any indication of interest made by a prospective investor is non-binding. No offer of securities will be made without providing any prospective investor with a qualified offering statement.

Register Contact. Caliber IPO. Caliber is pursuing a Reg A+ Initial public offering (IPO) Caliber is currently testing the waters regarding potential interest. If you would like to stay informed regarding Caliber’s potential Reg A+ offering please fill in the information below. Learn more subscribe and receive regular communication on the latest developments. Email address sign up. Copyright 2020 Caliber Companies Inc.

Register Contact. Subscribe and receive regular communication on the latest developments. Email address first name last name phone number sign up back

Register contact. Thank you. Form submission was successful. www.caliberco.com. Copyright 2017 Caliber Companies Inc.

CALIBER

PLEASE JOIN US
WHILE WE CELEBRATE CALIBER'S FIRST

PUBLIC INVESTMENT OFFERING

AT OUR PRE-LAUNCH PARTY

LOCATED AT

Nook Kitchen

DOWNTOWN
15 E MONROE ST, PHOENIX, AZ 85004

FEBRUARY 5, 2020 | 5-9PM

DRINKS &
APPETIZERS PROVIDED

CLICK HERE TO RSVP

CALIBER'S PRE-LAUNCH PARTY

PRIVATE EVENT

FEBRUARY 5, 2020

Please join us while we celebrate

Caliber's 11 year anniversary and more!

Caliber is excited to share a special announcement from our Co-Founders, Chris Loeffler and Jennifer Schrader with our supporters and investors!

Come mingle with our leadership team, key investors and industry professionals as we celebrate this Scottsdale based business in the heart of Arizona.

Nook Kitchen Downtown

15 E Monroe St, Phoenix, AZ 85004

5:00 PM - 9:00 PM

Drinks and Appetizers Provided

Parking & Directions

We will be offering validated parking if you park in the Chase parking garage on 2nd Street and Monroe. Please bring your ticket to the check-in table to receive validation.

If you choose to Lyft instead, please use the following code: CALIBER2020PARTY.

CALIBER'S PRE-LAUNCH PARTY

PRIVATE EVENT

FEBRUARY 5, 2020

Please join us while we celebrate

Caliber's 11 year anniversary and more!

Caliber is excited to share a special announcement from our Co-Founders, Chris Loeffler and Jennifer Schrader with our supporters and investors!

Come mingle with our leadership team, key investors and industry professionals as we celebrate this Scottsdale based business in the heart of Arizona.

Nook Kitchen Downtown

15 E Monroe St, Phoenix, AZ 85004

5:00 PM - 9:00 PM

Drinks and Appetizers Provided

Parking & Directions

We will be offering validated parking if you park in the Chase parking garage on 2nd Street and Monroe. Please bring your ticket to the check-in table to receive validation.

If you choose to Lyft instead, please use the following code: CALIBER2020PARTY.

With a special announcement by Caliber Co-Founders

Chris Loeffler	Jennifer Schrader
Caliber	Caliber

CEO & Co-Founder	President & Co-Founder

Please RSVP by using the link below or to 480.295.7600.

CLICK HERE TO RSVP
View our preliminary offering circular here

Caliber is Testing the Waters to gauge market demand from potential investors for an offering under Tier II of Regulation A. No money or other consideration is being solicited, and if sent in response, it will not be accepted. No sales of securities will be made or commitment to purchase accepted until qualification of the offering statement by the Securities and Exchange Commission (The Commission) and approval of any other required government or regulatory agency. An indication of interest made by a prospective investor is non-binding and involves no obligation or commitment of any kind. No offer to buy securities can be accepted and no part of the purchase price can be received without an offering statement that has been qualified by The Commission..

Video URL: https://vimeo.com/389608507/05385f7d3f

Screenshot with Disclaimer:

\

Disclaimer:

Caliber is Testing the Waters to gauge market demand from potential investors for an offering under Tier II of Regulation A. No money or other consideration is being solicited, and if sent in response, it will not be accepted. No sales of securities will be made or commitment to purchase accepted until qualification of the offering statement by the Securities and Exchange Commission (the Commission) and approval of any other required government or regulatory agency. An indication of interest made by a prospective investor is non-binding and involves no obligation or commitment of any kind. No offer to buy securities can be accepted and no part of the purchase price can be received without an offering statement that has been qualified by the Commission. View our preliminary offering circular at https://www.sec.gov/Archives/edgar/data/1627282/000110465920006799/0001104659-20-006799-index.htm.

Video Transcript:

John Giles, Mayor, Mesa, Arizona:
You know, I really appreciate Caliber's investment in downtown Mesa.

Scott Turner, White House Executive Director:
How they understand the social impact part and the community development part.

Rick Naymark, Associate Vice Principal, ASU:
I believe that Caliber has great plans for the transformation of the central city and Mesa.

Ketan Patel, CEO, Naya Energy:
What I love about the Caliber relationship is we are a strategic partner.

Robert Quint, Investor:

My name is Robert Quint. I’ve been an investor with Caliber for the last seven years.

Lee Paulus, Investor:

In the case of Caliber, the management here is extremely talented and very knowledgeable.

Robert Quint, Investor:

I was just impressed with the job Caliber was doing and I've been very happy with the performance.

Chris Loeffler, CEO and Co-Founder:

I want to say to all of the clients who have invested with us, given us not only their capital but their trust over the last 10 years, thank you. The entire business here was created because of you. You had many opportunities at different times to say, yeah, you know this, this Caliber thing is new, I like these people, but yeah, I could do something else with my money and instead you decided to bring it here. And because of that, we have, I'd say 900 plus people employed under the company. We have created an incredible economic change in the communities that we invest in. We've gotten to the point where we now have about 700 active investors, so thank you for that. And we've gotten to the point where we can take our company public. It's all because of the work that you guys have done, the fact that you've decided to trust us, the fact that you continually tell us what it is that you'd like to see us do differently and how you'd like to see us grow. So thank you for everything that you do.